Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1994 - B Owner Trust
                          For the Month of September
                     Distribution Date of October 15, 1997
                           Servicer Certificate #39

Original Pool Amount                                      $215,029,773.64

Beginning Pool Balance                                     $33,052,185.09
Beginning Pool Factor                                           0.1537098

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $2,484,784.09
     Interest Collected                                       $238,172.64

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $52,310.89
Total Additional Deposits                                      $52,310.89

Repos / Chargeoffs                                             $11,238.97
Aggregate Number of Notes Charged Off                                  22

Total Available Funds                                       $2,725,784.22

Ending Pool Balance                                        $30,605,645.43
Ending Pool Factor                                              0.1423321

Servicing Fee                                                  $27,543.49

Repayment of Servicer Advances                                 $49,483.40

Reserve Account:
     Beginning Balance  (see Memo Item)                     $4,397,093.20
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $4,300,595.47
     (Release) / Deposit                                      ($96,497.73)
     Ending Balance                                         $4,300,595.47

Current Weighted Average APR:                                       8.737%
Current Weighted Average Remaining Term (months):                   15.89

Delinquencies                                              Dollars       Notes
     Installments:              1 - 30 days              $389,987.62      302
                                31 - 60 days             $135,692.60       91
                                60+  days                $104,252.76       35

     Total:                                              $629,932.98      318

     Balances:                  60+  days                $664,327.72       35

Memo Item - Reserve Account
     Prior Month                                       $4,300,595.47
+    Invest. Income                                       $19,136.17
+    Excess Serv.                                         $77,361.56
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $4,397,093.20

Exhibit 20.2
Page 2 of 3


Navistar Financial 1994 - B Owner Trust
For the Month  of  September

                                                                    NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1       CERTIFICATES
                                               $215,029,773.64     $207,503,000.00      $7,526,773.64
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                 6.400%             6.625%

Beginning Pool Balance                          $33,052,185.09
Ending Pool Balance                             $30,605,645.43

Collected Principal                              $2,435,300.69
Collected Interest                                 $238,172.64
Charge - Offs                                       $11,238.97
Liquidation Proceeds / Recoveries                   $52,310.89
Servicing                                           $27,543.49
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $2,698,240.73

Beginning Balance                               $32,648,460.19      $31,505,032.51      $1,143,427.68

Interest Due                                       $174,339.51         $168,026.84          $6,312.67
Interest Paid                                      $174,339.51         $168,026.84          $6,312.67
Principal Due                                    $2,446,539.66       $2,360,910.77         $85,628.89
Principal Paid                                   $2,446,539.66       $2,360,910.77         $85,628.89

Ending Balance                                  $30,201,920.53      $29,144,121.74      $1,057,798.79
Note / Certificate Pool Factor                                              0.1405             0.1405
   (Ending Balance / Original Pool Amount)
Total Distributions                              $2,620,879.17       $2,528,937.61         $91,941.56

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                    $77,361.56
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $4,397,093.20
(Release) / Draw                                   ($96,497.73)
Ending Reserve Acct Balance                      $4,300,595.47

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  September


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                     4                 3                 2                 1
                                           May-97                Jun-97            Jul-97            Aug-97            Sep-97
Beginning Pool Balance                  $45,260,794.01       $42,521,808.43     $38,934,169.80    $36,106,487.04    $33,052,185.09

A)   Loss Trigger:
Principal of Contracts Charged Off           $3,954.37           $22,643.17         $34,640.48        $45,095.09        $11,238.97
Recoveries                                   $2,923.21                $0.00         $95,536.23        $60,994.70        $52,310.89

Total Charged Off (Months 5, 4, 3)          $61,238.02
Total Recoveries (Months 3, 2, 1)          $208,841.82
Net Loss / (Recoveries) for 3 Mos         ($147,603.80)(a)

Total Balance (Months 5, 4, 3)         $126,716,772.24 (b)

Loss Ratio Annualized  [(a/b) * (12)]          -1.3978%

Trigger:  Is Ratio > 1.5%                           No
                                                                                      Jul-97             Aug-97            Sep-97

B)   Delinquency Trigger:                                                          $438,643.72       $550,541.70       $664,327.72
     Balance delinquency 60+ days                                                     1.12663%          1.52477%          2.00994%
     As % of Beginning Pool Balance                                                   1.31145%          1.42151%          1.55378%
     Three Month Average

Trigger:  Is Average > 2.0%                          No

C)   Noteholders Percent Trigger:                2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                          No

Navistar Financial Corporation


by:  /s/ R. W. Cain
            R. W. Cain
            Vice President and Treasurer